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                                                                    EXHIBIT 99.1

                                   Exhibit E
                                   ---------

                                 TERMS OF NOTE


ISSUER:                  Buyer

ISSUANCE DATE:           Closing Date

MATURITY DATE:           First anniversary of Closing Date

PRINCIPAL AMOUNT:        (U.S.) $150 million

INTEREST RATE:           5% per annum

PRINCIPAL PAYMENT:       Single installment on Maturity Date

INTEREST PAYMENTS:       Quarterly

SECURITY:                First priority, preferred security interests in Assets
                         and Subsidiary Stock pursuant to one or more security agreements containing customary representations, covenants and events of default (collectively, the "Security Agreement")

RANKING:                 Senior, secured credit obligation of Buyer

MANDATORY                Prepayable from the proceeds of any sale of collateral
PREPAYMENT:              outside the ordinary course of business
                         Prepayable in full upon any change in control of Buyer

OPTIONAL                 Prepayment of principal, together with accrued and
PREPAYMENT:              unpaid interest, may be made at any time in whole or in
                         part in increments of not less than $1.0 million without premium or penalty

EVENTS OF DEFAULT        Failure to make any payment of principal or interest
AND REMEDIES:            when due, defaults under Security Agreement and other
                         defaults as customary

TRANSFER:                Transferrable by Seller, in whole or in part, subject
                         to compliance with applicable law